                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        STANDARD MICROSYSTEMS CORPORATION
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                       STANDARD MICROSYSTEMS CORPORATION
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 18, 2000
                            ------------------------

To the Stockholders of
  STANDARD MICROSYSTEMS CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Standard Microsystems Corporation ("SMSC") will be held on July 18, 2000, at 10:00 A.M., at Chase Conference Center, 270 Park Avenue, 11th Floor, New York, New York for the following purposes:

        (1) Elect directors.

        (2) Adopt and approve the 2000 Stock Option Plan.

        (3) Ratify the selection of Arthur Andersen LLP as independent public accountants for SMSC for the fiscal year ending February 28, 2001.

        (4) Transact such other business as may properly come before the meeting or any adjournment thereof.

    In accordance with the bylaws of SMSC, the board of directors has fixed the close of business on May 24, 2000 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          /s/ David C. Fischer

                                          DAVID C. FISCHER
                                          SECRETARY

Dated: June 6, 2000

  AFTER READING THE FOLLOWING PROXY STATEMENT, TO VOTE BY INTERNET, PLEASE ACCESS THE WEB PAGE AT "WWW.VOTEPROXY.COM" AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER, SET FORTH ON THE ENCLOSED PROXY, AVAILABLE WHEN YOU ACCESS THE WEB PAGE. TO VOTE BY MAIL, PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       STANDARD MICROSYSTEMS CORPORATION
                                 80 ARKAY DRIVE
                           HAUPPAUGE, NEW YORK 11788
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                 ANNUAL MEETING OF STOCKHOLDERS, JULY 18, 2000

    This statement is furnished in connection with the solicitation of proxies by the board of directors of Standard Microsystems Corporation, a Delaware corporation ("SMSC"), for use at the annual meeting of stockholders of SMSC to be held on July 18, 2000 and at any adjournment thereof. The approximate date on which this statement and the accompanying proxy are first being mailed to stockholders is June 6, 2000.

                             ELECTION OF DIRECTORS

    At the annual meeting, two directors are to be elected for terms expiring in 2003.

NOMINEES OF THE BOARD OF DIRECTORS

    The persons named in the proxy hereby solicited intend to vote for the election as directors the two nominees of the board who are named below, unless otherwise specified in the proxy. Should any nominee become unable to accept nomination or election (which is not anticipated), the persons designated as proxies intend to vote for the election of any remaining nominee and for any substitute nominee as the board may designate.

    Set forth below is certain information with respect to each nominee and each other person whose term as a director will continue after the annual meeting:

                              OTHER POSITIONS WITH SMSC, PRINCIPAL OCCUPATION, CERTAIN OTHER   DIRECTOR
NAME                                     DIRECTORSHIPS AND AGE AS OF MAY 24, 2000               SINCE
----------------------------  --------------------------------------------------------------  ----------
NOMINEES TO SERVE UNTIL THE 2003 ANNUAL MEETING:
Robert M. Brill.............  General Partner, Newlight Associates, L.P., General Partner,       1994
                                Poly Ventures II, L.P., venture capital investment in high technology; Director, Level 8 Systems, Inc.; 53
James J. Boyle..............  Chairman and President, Cardinal Resources, Inc., independent      2000
                                oil and gas producer; Trustee, Alvernia College; Councilor,
                                American Geographical Society; 60

DIRECTORS CONTINUING TO SERVE UNTIL THE 2002 ANNUAL MEETING:
Steven J. Bilodeau..........  Chairman, President and Chief Executive Officer, SMSC; 41          1999
Peter F. Dicks..............  Corporate Director; Directorships include, among others,        1992; also
                                Champion Communication Services, Inc., Interactive Investor   1976-1991
                                International Plc, The East German Investment Trust Plc,
                                Action Computer Suppliers Holdings Plc; 57

DIRECTORS CONTINUING TO SERVE UNTIL THE 2001 ANNUAL MEETING:
James R. Berrett............  Retired corporate executive; until January 1996, Office of the     1996
                                Chairman and Chief Operating Executive of NEC Corporation,
                                manufacturer of computers, telecommunications products, and semiconductors; 60
Kathleen B. Earley..........  President, AT&T Data and Internet Services, AT&T Corp.,            1996
                                telecommunications services; 48
Ivan T. Frisch..............  Executive Vice President and Provost, Polytechnic University;      1992
                                62

    The principal occupation for the last five years of each nominee and director continuing in office is stated above, except that Mr. Bilodeau was employed by Robotic Vision Systems Inc. ("RVSI") as President of the Semiconductor Equipment Group, which supplies inspection equipment to the semiconductor industry, between 1996 and 1998 and prior thereto was an Executive Vice President of RVSI.

COMMITTEES AND MEETINGS OF THE BOARD

    SMSC's board of directors held eight meetings during the last fiscal year. Its audit committee held six meetings, its compensation committee held seven meetings, and its corporate governance committee held one meeting. The members of the audit committee are Robert M. Brill, Kathleen B. Earley, and Ivan T. Frisch; the members of the compensation committee are James R. Berrett, Peter F. Dicks, and Ivan T. Frisch; and the members of the corporate governance committee are James R. Berrett, Robert M. Brill, and Kathleen B. Earley.

    The audit committee reviews the internal controls of SMSC and the objectivity of its financial reporting. It meets with appropriate SMSC financial personnel and SMSC's independent public accountants in connection with these reviews. It recommends to the board the appointment of the firm of independent public accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year. The compensation committee makes recommendations to the board with respect to the compensation of SMSC's officers. Members of the compensation committee also constitute the committees that administer SMSC's employee stock option plans and restricted stock bonus plan. Among other responsibilities, the corporate governance committee recommends criteria and qualifications for nominations for director, identifies possible candidates, and recommends to the board for nomination those whom the committee deems best qualified. The corporate governance committee will consider recommendations for director nominations made by stockholders. Stockholder recommendations should be in writing and mailed to the Secretary of SMSC.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The management of SMSC has been informed that, as of May 24, 2000, the persons and groups identified in the table below, including all directors, nominees and executive officers, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the shares of SMSC common stock reflected in such table. As of May 24, 2000, each director, nominee or executive officer of SMSC disclaims beneficial ownership of securities of any subsidiary of SMSC. Except as otherwise noted, the named beneficial owner claims sole investment and voting power as to the securities reflected in the table.

                                                              NUMBER OF
BENEFICIAL OWNER                                              SHARES(1)
------------------------------------------------------------  ---------
James R. Berrett............................................     44,684(2)
Steven J. Bilodeau..........................................     90,766(3)
Robert M. Brill.............................................     33,700(4)
James J. Boyle..............................................    167,433(5)
Andrew M. Caggia............................................     15,000
Peter F. Dicks..............................................     48,850(6)
Kathleen B. Earley..........................................     37,184(7)
Ivan T. Frisch..............................................     39,350(8)
George W. Houseweart........................................     85,155(9)
Eric M. Nowling.............................................     54,843(10)
All directors and executive officers as a group
  (10 persons)..............................................    616,965(11)
Dimensional Fund Advisors Inc.
  1299 Ocean Ave.
  11th Floor
  Santa Monica, CA 90401....................................  1,013,600(12)
Franklin Resources, Inc., Charles B. Johnson and Rupert H.
Johnson, Jr.
  777 Mariners Island Boulevard
  San Mateo, CA 94404
        and
Franklin Advisory Services, LLC
  One Parker Plaza,
  Sixteenth Floor
  Fort Lee, NJ 07024........................................  1,180,300(13)
Intel Corporation
  2200 Mission College Boulevard
  Santa Clara, CA 95052-8119................................  1,542,506(14)
Citigroup Inc.
  153 East 53rd Street
  New York, NY 10043
        and
Salomon Brothers Holding Company Inc., Salomon Smith Barney
Inc., and Salomon Smith Barney Holdings Inc.
  388 Greenwich Street
  New York, NY 10013........................................  2,149,757(15)
The TCW Group, Inc. and Robert Day
  865 South Figueroa Street
  Los Angeles, CA 90017.....................................    796,000(16)

------------------------

 (1) Shares held by each beneficial owner constitute less than 1% of the class, except for James J. Boyle (1.06%), all directors and executive officers as a group (3.82%), Dimensional Fund Advisors Inc. (6.40%), Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (7.45%), Intel Corporation (9.74%), Citigroup Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Inc., and Salomon Smith Barney Holdings Inc. (13.57%), and The TCW Group, Inc. and Robert Day (5.03%).

 (2) Includes 7,500 shares owned by the James R. Berrett Trust, 33,333 shares covered by currently exercisable options and 3,851 phantom share units pursuant to SMSC's Plan for Deferred Compensation in Common Stock for Outside Directors described on page 10 (the "Deferred Compensation Plan").

 (3) Includes 70,000 shares covered by currently exercisable options.

 (4) Includes 24,999 shares covered by currently exercisable options and 7,701 phantom share units pursuant to the Deferred Compensation Plan.

 (5) Includes shares held by various entities of which Mr. Boyle is the sole owner or beneficiary, and 333 phantom share units pursuant to the Deferred Compensation Plan.

 (6) Includes 24,999 shares covered by currently exercisable options and 3,851 phantom share units pursuant to the Deferred Compensation Plan.

 (7) Includes 33,333 shares covered by currently exercisable options and 3,851 phantom share units pursuant to the Deferred Compensation Plan.

 (8) Includes 24,999 shares covered by currently exercisable options and 3,851 phantom share units pursuant to the Deferred Compensation Plan.

 (9) Includes 4,600 shares owned jointly with spouse, 1,000 shares owned by spouse, and 19,299 shares covered by currently exercisable options.

(10) Includes 40,408 shares covered by currently exercisable options.

(11) Includes 271,370 shares covered by currently exercisable options and 23,438 phantom share units pursuant to the Deferred Compensation Plan.

(12) Information is furnished in reliance on Schedule 13G dated February 4, 2000 of the named person, filed with the SEC.

(13) Information is furnished in reliance on Amendment No. 2 to Schedule 13G dated January 31, 2000 of the named persons, filed with the SEC.

(14) Information is furnished in reliance on Amendment No. 1 to Schedule 13D dated March 22, 2000 of the named person, filed with the SEC.

(15) Voting power and investment power are shared as to all shares. Information is furnished in reliance on Amendment No. 5 to Schedule 13G dated
     February 7, 2000 of the named persons, filed with the SEC.

(16) Voting power and investment power are shared as to all shares. Information is furnished in reliance on Schedule 13G dated February 11, 2000 of the named persons, filed with the SEC.

EXECUTIVE COMPENSATION

    The following table sets forth all plan and non-plan compensation paid to the named executive officers for services rendered in all capacities to SMSC and its subsidiaries during the three years ended February 29, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                      ------------------------------
                                                                                          SHARES OF
                                         ANNUAL COMPENSATION(1)                             STOCK
                                     ------------------------------    RESTRICTED        UNDERLYING
                                      FISCAL     SALARY     BONUS        STOCK             OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR       ($)        ($)      AWARDS($)(2)       GRANTED(#)    COMPENSATION($)(3)
-----------------------------------  --------   --------   --------   ------------       -----------   ------------------
Steven J. Bilodeau.................    2000      371,000    280,000      -0-               280,000          163,804(5)
  Chairman, Chief Executive Officer
  and President (4)

Andrew M. Caggia...................    2000        9,615     50,000      -0-               200,000          205,804(7)
  Senior Vice President
  and Chief Financial
  Officer (6)

George W. Houseweart...............    2000      239,700     37,512      12,600             40,000            4,247
  Senior Vice President and General    1999      239,700     29,483      -0-                25,000            5,396
  Counsel                              1998      230,480     36,653      -0-                -0-               4,929

Eric M. Nowling....................    2000      171,600     -0-         15,000             50,000            4,404
  Vice President and Controller        1999      171,600     -0-         -0-                35,000            4,941
                                       1998      165,000     -0-         22,620             10,000            5,275

Paul Richman.......................    2000      416,000    520,000      -0-                -0-               3,600
  Retired Chairman and Chief           1999      416,000    520,000      -0-                55,000            5,834
  Executive Officer (8)                1998      400,000    500,000      -0-                -0-               4,938

Arthur Sidorsky....................    2000      215,084     88,500      -0-                20,000            2,987
  Retired President and Chief          1999      316,300     -0-         -0-                45,000            5,622
  Operating Officer (9)                1998      296,300     -0-         -0-                -0-               4,903

------------------------

(1) Excludes perquisites and other personal benefits aggregating less than the lesser of $50,000 or 10% of the total salary and bonus reported for the named person.

(2) Restricted stock awards vest on each of the first and second anniversaries of the grant date, to the extent of one-quarter of the shares awarded, and on the third anniversary as to the remaining balance. Holders of restricted stock awards are entitled to dividends to the same extent as owners of unrestricted shares. Restricted stock awards of 1,694 and 2,017 shares were granted to Messrs. Houseweart and Nowling, respectively, in fiscal 2000 and a restricted stock award of 2,000 shares was granted to Mr. Nowling in fiscal 1998.

   As of February 29, 2000, Mr. Houseweart and Mr. Nowling held restricted stock with market values of $33,670 and $45,349, respectively. No other named executive officer held restricted stock as of that date.

(3) Reflects SMSC contributions under SMSC's Incentive Savings and Retirement Plan.

(4) Mr. Bilodeau became SMSC's President and Chief Executive Officer in March 1999 and SMSC's Chairman in February 2000.

(5) Includes 20,000 shares of SMSC common stock issued to Mr. Bilodeau upon his joining SMSC, certain relocation expenses, automobile allowance and life insurance.

(6) Mr. Caggia became SMSC's Senior Vice President and Chief Financial Officer as of February 15, 2000.

(7) Includes 15,000 shares of SMSC common stock issued to Mr. Caggia on effectiveness of his employment agreement.

(8) Mr. Richman retired as Chief Executive Officer of SMSC in March 1999 and as Chairman of SMSC in February 2000.

(9) Mr. Sidorsky retired as President of SMSC in March 1999 and as Chief Operating Officer in October 1999.

    Mr. Bilodeau and SMSC entered into an employment agreement as of March 18, 1999, pursuant to which Mr. Bilodeau will be employed as President and Chief Executive Officer of SMSC until March 18, 2002. Mr. Bilodeau currently receives an annual base salary of $410,000.

    Mr. Caggia and SMSC entered into an employment agreement as of January 7, 2000, pursuant to which Mr. Caggia will be employed as Senior Vice President and Chief Financial Officer of SMSC until February 14, 2003. Mr. Caggia's current annual base salary is $250,000. To the extent the options granted by SMSC to Mr. Caggia during his employment term do not achieve a potential value before taxes of at least $463,000 before February 16, 2004, SMSC will pay Mr. Caggia the shortfall in ten equal quarterly installments.

    These employment agreements also provide for:

    - automatic extensions for one-year periods after the initial term, unless either party elects not to extend the term by providing at least six months prior notice to the other;

    - bonuses determined in accordance with SMSC's executive incentive compensation policy described below;

    - early termination by the executive following a change in control of SMSC, and, in the case of Mr. Bilodeau, if SMSC's stockholders fail to elect him as a director of SMSC;

    - upon termination of Mr. Bilodeau's employment by SMSC other than for cause, or Mr. Caggia's following a change in control, immediate vesting of stock options, stock grants and deferred compensation, an amount equal to one year's base salary, pro-rated bonus for the fiscal year in which the termination occurs, and paid coverage for life and group health insurance for 18 months or until the executive sooner obtains full-time employment;

    - such benefits as are provided generally to SMSC's senior executive officers;

    - vesting under the below described Executive Retirement Plan of 50% after five years and pro-ratably over the next five years of the remaining 50%; and

    - customary provisions regarding assignment of inventions, trade secrets, works of authorship, nondisclosure and noncompetition by the executive.

    Pursuant to an employment agreement the other substantive terms of which have expired, Mr. Richman received percentages of certain SMSC licensing revenues or revenues from sales of products manufactured or sold by SMSC pursuant to second-sourcing, technology transfer, or other agreements with SMSC licensees, in each of fiscal 1998, 1999 and 2000. Such additional compensation is included in the Summary Compensation Table. Mr. Richman is also entitled to receive percentages of revenues so long as he acts as a consultant to SMSC on terms satisfactory to SMSC (or his estate will be entitled to receive lesser percentages for five years, if Mr. Richman dies while acting as a consultant to
SMSC). Mr. Richman retired as an officer of SMSC but continues to serve as a consultant to SMSC.

    Mr. Sidorsky and SMSC entered into an employment agreement as of March 1, 1996 pursuant to which Mr. Sidorsky was employed until October 31, 1999.
Mr. Sidorsky continues to provide services to SMSC, subject to the terms and conditions of a part-time employment agreement. Pursuant to the agreement, Mr. Sidorsky will provide services upon the request of SMSC at specified hourly and daily rates. The agreement will continue until October 31, 2003 unless earlier terminated.

    Pursuant to an employment agreement the other substantive terms of which have expired, Mr. Houseweart is entitled to receive specified percentages of certain SMSC licensing revenues or revenues from sales of products manufactured and/or sold by SMSC pursuant to certain second-sourcing, technology transfer or other agreements with SMSC licensees. Such additional compensation for fiscal 1998, 1999 and 2000 is included in the Summary Compensation Table.

    For recent fiscal years, SMSC implemented plans to pay certain of its executives, including executive officers named in the preceding table, incentive compensation, primarily based on financial performance of SMSC, as determined by the compensation committee of the board of directors. Part of such incentive compensation was paid in the form of restricted stock awards, as set forth in the table. The board of directors has authorized a similar arrangement for fiscal 2001.

    Under SMSC's Executive Retirement Plan, officers, including executive officers, whose employment terminates, generally after 10 years of continuous service or by reason of total and permanent disability (or the beneficiary of a deceased participant), are entitled to receive, for 10 years, in equal monthly installments, beginning at age 65 or such officer's later retirement date, an annual benefit equal to 35% of the participant's Base Annual Salary, as defined in the plan. At age 65, Mr. Richman will become entitled to annual benefits under the plan in the amount of $127,983 for 10 years. Upon his retirement, Mr. Sidorsky became entitled to annual benefits under the plan in the amount of $108,465 for 10 years. As of March 1, 2000, the annual benefit that would be payable to each of the executive officers named in the table on reaching age 65 is as follows (assuming full vesting in the case of Messrs. Bilodeau and Caggia): Steven J. Bilodeau, $129,850; Andrew M. Caggia, $87,500; George W. Houseweart $82,819; Eric M. Nowling, $59,290.

    The following table sets forth information regarding individual grants of stock options to the named executive officers during the 2000 fiscal year. Options generally become exercisable in four equal annual installments commencing on the first anniversary of grant and may be exercised cumulatively at any time before expiration.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE
                                                    % OF TOTAL                                    AT ASSUMED ANNUAL RATES
                                   NUMBER OF      SHARES SUBJECT                                      OF STOCK PRICE
                                  SECURITIES        TO OPTIONS                                    APPRECIATION FOR OPTION
                                  UNDERLYING        GRANTED TO       EXERCISE                              TERM
                                OPTIONS GRANTED    EMPLOYEES IN        PRICE       EXPIRATION   ---------------------------
EXECUTIVE OFFICER                (# OF SHARES)     FISCAL YEAR     ($ PER SHARE)      DATE         5%($)          10%($)
------------------------------  ---------------   --------------   -------------   ----------   ------------   ------------
Steven J. Bilodeau............      280,000           15.63            7.312         3/18/09      1,287,574      3,262,965

Andrew M. Caggia..............      200,000           11.16           13.687         2/15/10      1,721,536      4,362,711

George W. Houseweart..........       40,000            2.23            7.375         4/30/09        185,524        470,154

Eric M. Nowling...............       50,000            2.79            7.375         4/30/09        231,905        587,693

Paul Richman (retired)........          -0-             -0-               --              --             --             --

Arthur Sidorsky (retired).....       20,000            1.12            7.125         6/10/09         89,617        227,108

    The following table sets forth aggregate information concerning stock option exercises during fiscal 2000 by each of the named executive officers, together with the year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                        NUMBER OF
                                                                  SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                  AT FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)
                               SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                           ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Steven J. Bilodeau...........          -0-              --           -0-        280,000            -0-       2,161,320

Andrew M. Caggia.............          -0-              --           -0-        200,000            -0-         268,800

George W. Houseweart.........        3,818          11,857        15,168         60,449         90,228         425,818

Eric M. Nowling..............          -0-              --        30,086         85,200        169,651         581,289

Paul Richman (retired).......      116,346         472,285           -0-            -0-            -0-             -0-

Arthur Sidorsky (retired)....       10,616          10,517        25,960         58,653        156,565         391,236

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation committee of the board of directors is composed entirely of outside directors and is responsible for developing and making recommendations to the board of directors with respect to compensation of SMSC's officers, directors and certain other employees, as well as any bonuses for officers.

    The committee has developed and implemented compensation programs that seek to enhance the profitability of SMSC and improve stockholder value by closely aligning the financial interests of SMSC's senior management team with those of its stockholders. A significant part of each executive's compensation depends on appreciation of SMSC's common stock. Each executive's compensation is composed of two elements: (1) current compensation composed of base salary and cash bonuses and (2) long-term compensation tied directly to stockholder value, composed of restricted stock awards and stock options.

    Base pay is designed to be competitive with salary levels at similar industry companies for equivalent positions. From time to time, the committee utilizes independent consultants or survey information to ensure that executive salaries are within a competitive range. Each executive is eligible to receive an annual incentive bonus.

    Long-term compensation is tied directly to stockholder return. Under the current program, executives have typically received stock options that vest over four years and restricted stock awards that vest over either three or four years. The purposes of this program are to motivate SMSC's executives to enhance SMSC's market capitalization and hence, its stockholders' return, and to create an incentive for the executive to remain with SMSC.

    Base salary and additional compensation for certain of the named executive officers are fixed by employment agreement, as described following the Summary Compensation Table.

    Section 162(m) of the Internal Revenue Code limits to $1,000,000 the amount of "applicable employee remuneration" deductible by SMSC for "covered" employees for any taxable year. No policy has been adopted with respect to Section 162(m) of the Code for executive officers, since their "applicable employee remuneration" levels are not expected to exceed $1,000,000. It is the committee's policy to the extent feasible, to keep compensation within the deductible limits.

By the Compensation Committee:  James R. Berrett, Peter F. Dicks, Ivan T. Frisch

PERFORMANCE GRAPH

    The following line graph compares cumulative total stockholder return for SMSC common stock, the Center for Research in Security Prices ("CRSP") Total Return Index for Nasdaq Stock Market (US Companies) and the CRSP Total Return Index for Nasdaq Computer Manufacturers Stocks, assuming an investment of $100 in each in February 1995 and the monthly reinvestment of dividends. The performance shown on the graph is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          SMSC    NASDAQ MARKET  NASDAQ COMPUTER MANUFACTURERS

2/28/95  $100.00        $100.00                        $100.00

2/29/96   $59.00        $139.40                        $172.20

2/28/97   $32.10        $166.30                        $195.70

2/27/98   $35.80        $227.30                        $312.20

2/26/99   $31.10        $296.00                        $568.90

2/29/00   $56.70        $602.60                      $1,367.00

    Pursuant to SEC rules, the material under the caption Board Compensation Committee Report on Executive Compensation through and including the line graph and related explanatory material is not to be deemed either "soliciting material" or "filed" with the SEC. It is specifically excluded from any material incorporated by reference in SMSC filings under the Securities Act of 1933 or Securities Exchange Act of 1934, whether such filings occur before or after the date of this proxy statement and notwithstanding anything to the contrary set forth in any such filing.
                            ------------------------

DIRECTOR COMPENSATION

    Directors who are not officers of SMSC receive an annual basic retainer of $25,000, plus $1,200 per meeting attended; committee members receive an additional annual retainer of $3,500 per committee, plus $800 per committee meeting attended.

    SMSC's Plan for Deferred Compensation in Common Stock for Outside Directors provides for deferred payment, at the election of the director, of 100%, 50%, or 0% of such director's annual retainer, in shares of SMSC common stock. The deferred amount is payable in cash or stock, at the election of the director, when the director ceases to be a director for any reason, or in cash only, upon the occurrence of a change in control of SMSC.

    Under SMSC's 1994 Director Stock Option Plan, options to purchase an aggregate of 250,000 shares of SMSC common stock were authorized for grant to directors who are not employees of SMSC or any subsidiary of SMSC. Pursuant to the plan, each eligible director upon initial election automatically is granted a vesting option to purchase 25,000 shares. Vesting options become exercisable to the extent of one-third of the number of shares granted on each of the first three anniversaries of the date of grant. Each eligible director automatically is granted an immediately exercisable option to purchase 8,333 shares following each annual meeting of stockholders, provided that the director shall have been eligible for the three prior annual meetings. The per share exercise price of each option equals the fair market value of a share of the common stock on the date of grant. In general, options are not transferable. Options granted subsequent to July 14, 1998 will expire ten, and those granted before July 14, 1998 will expire five, years after grant, or, if earlier, three years after the holder ceases to be a director.

    SMSC's Retirement Plan for Directors provides for the payment to each retired director, for a maximum of 10 years after retirement, of an amount equal to the director's retainer in effect at his or her retirement, for service on the board and on each board committee of which he or she was then a member. Payments for a shorter period are made to the spouse of a director who dies while in service or within 10 years after his or her retirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the sale to Intel Corporation ("Intel") of 1,542,506 shares of SMSC common stock in March 1997 at $9.50 per share, SMSC granted Intel a three-year warrant covering 1,542,606 shares at $10.45 per share until March 18, 1998, $11.40 per share between March 18, 1998 and March 18, 1999, and $12.35 per share between March 18, 1999 and March 18, 2000. In March 2000, Intel exercised the warrant in accordance with its net exercise provision. Intel received 200,284 shares of SMSC common stock upon the exercise, which SMSC repurchased for $1,928,000. In connection with the March 1997 sale to Intel, SMSC and Intel entered into an Investors Rights Agreement, pursuant to which Intel (a) has the right to (1) designate an observer to attend meetings of SMSC's board of directors or a representative for election to SMSC's board;
(2) require SMSC to register Intel's SMSC common stock for sale pursuant to the Securities Act of 1933; and (3) buy additional shares of SMSC common stock from SMSC pursuant to a right of first refusal or to maintain its percentage ownership of SMSC common stock; and (b) is prohibited from acquiring more than 25% of SMSC's outstanding common stock (subject to certain exceptions). The agreement gives SMSC a right of first refusal respecting sales by Intel of its SMSC common stock. In addition, Intel agreed to make SMSC a preferred supplier of Low Pin Count Specification compliant components. SMSC has agreed to sell I/O components that SMSC has designed into Intel's motherboard designs to Intel at prices no higher than SMSC charges any unaffiliated party for comparable production volumes of the same or substantially the same products. During fiscal 2000, sales to Intel totaled $16.8 million. Such sales were made pursuant to the above-described agreement in SMSC's ordinary course of business.

    In September 1999, SMSC entered into a technology exchange agreement with Intel which is intended to accelerate SMSC's development of value-added chipset solutions that support Intel microprocessors in personal computer and embedded applications. As part of this agreement, SMSC gains access to Intel's complete line of current and future memory controllers and firmware hub devices. SMSC's chipset products will include complete solutions comprised of Intel's leading performance memory controllers and SMSC's own value-added I/O controllers, and in some applications, super I/O devices and Intel firmware hub devices.

    Pursuant to the employment agreement between SMSC and its Chairman, Chief Executive Officer and President, Mr. Bilodeau, SMSC loaned to Mr. Bilodeau $160,000 in connection with his purchase of a home in the Hauppauge, NY area. The loan is secured by a second mortgage on the home and bears interest at a variable rate which was 5.56% at fiscal 2000 year end. The loan is repayable at the end of five years, with interest payable quarterly.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of copies of reports and written representations furnished to SMSC by its executive officers and directors, SMSC believes that all reports required to be filed by its executive officers and directors in the 2000 fiscal year were filed timely.

                             2000 STOCK OPTION PLAN

    SMSC's board of directors has adopted the 2000 Stock Option Plan, subject to stockholder approval. The board of directors believes that the plan is desirable to attract and retain executives and other key employees and consultants of outstanding ability.

    The plan is set forth as Exhibit A to this proxy statement, and the following description is qualified in its entirety by this reference thereto.

    Under the plan, options to purchase an aggregate of not more than 1,000,000 shares of common stock may be granted from time to time to salaried employees of SMSC or any subsidiary of SMSC, including executive officers, or individuals, excluding nonemployee directors, who are consultants to SMSC. The number of shares subject to options granted to a single individual during any fiscal year may not exceed 80,000. Approximately 500 persons, including four executive officers, are expected to be eligible to participate in the plan.

    The plan is to be administered by the 2000 stock option plan committee. The committee may in general exercise all of the powers of the board in relation to the plan. The committee is generally empowered to interpret the plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the optionees to whom options are to be granted, and to determine the number of shares subject to each option granted.

    The per share exercise price of each option is established by the 2000 stock option plan committee and in each instance will not be less than the fair market value of a share of common stock on the date the option is granted (110% of fair market value on the date of grant of an ISO (as hereinafter defined) if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of SMSC or any of its subsidiaries). Upon exercise of an option, the optionee may pay the purchase price with cash and, unless the 2000 stock option plan committee shall otherwise determine, securities of SMSC previously acquired by the optionee.

    Options will be exercisable for a term determined by the 2000 stock option plan committee, which term will not be greater than 10 years from the date of grant. Unless otherwise provided in an option agreement, generally, an option will have a ten-year term and become fully exercisable four years after the date of grant. Prior thereto, each option will become exercisable as to one-quarter of the number of shares covered thereby cumulatively upon each anniversary of the date of the grant. Except in the event of certain terminations of employment or death or permanent and total disability, no option granted to an employee may be exercised unless the holder is then an employee of SMSC or a subsidiary. Any impact on the exercisability of options granted to a consultant of the termination of the optionee's consultancy relationship with SMSC will be specified in the option agreement. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

    Options granted pursuant to the plan may be designated as incentive stock options ("ISOs"), with the attendant tax benefits provided under Sections 421 and 422 of the Internal Revenue Code of 1986 (the "Code"). Accordingly, the plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of SMSC and any subsidiary) may not exceed $100,000.

    Shares subject to option may be either authorized but unissued shares or issued shares reacquired by SMSC. The number of shares subject to each option and the exercise price of options are subject to adjustment as the board considers appropriate in the event of changes in the outstanding common stock by reason of stock dividends, recapitalizations, mergers, and similar events. In the event of certain basic changes in SMSC, including a change in control of SMSC, in the discretion of the board, each option shall become fully exercisable, regardless of whether any installment is then exercisable.

    The board of directors may suspend, terminate, modify or amend the plan, provided, however, that (except for adjustments by reason of stock dividends, recapitalizations, mergers, and similar events) any increase in the aggregate number of shares issuable upon the exercise of options, any reduction in the purchase price of the common stock covered by any option, any extension of the period during which options may be granted, any increase in the maximum term of options, and any material modification in the requirements as to eligibility for participation in the plan shall be subject to the approval of stockholders. No suspension, termination, modification or amendment of the plan may, without the consent of the optionee, adversely affect the optionee's rights under an option theretofore granted.

    No option may be granted under the plan after April 2, 2010.

    On May 24, 2000, the closing sale price reported on the Nasdaq National Market for SMSC common stock was $12.00 per share.

TAX CONSEQUENCES

    SMSC has been advised as follows regarding the federal income tax consequences with respect to the grant and exercise of stock options and the payment in stock of the exercise price of options under the plan.

    Optionees will not be taxed upon the grant of an option. At the time of exercise of an option other than an ISO, the optionee generally will realize ordinary income equal to the excess of the fair market value of the shares over the option price, SMSC will be entitled to a deduction in the same amount (provided applicable reporting requirements are met), and the shares so acquired will have a basis to the optionee equal to their fair market value. Upon the sale of a share so acquired, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share is a capital asset in the hands of the holder.

    At the time of exercise of an ISO, the optionee will realize no income and SMSC will not be entitled to any deduction. However, the optionee generally will have an item of adjustment, for purposes of calculating alternative minimum taxable income, equal to the excess of the fair market value of the shares at such time over the option price. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will result in a capital gain or capital loss (measured by the difference between the amount realized on such sale and the exercise price), provided the share sold is a capital asset in the hands of the holder. However, if at the time of sale or other disposition of such share, the optionee has held the share for less than one year, or less than two years have elapsed since the grant of the ISO (a "premature disposition"), a portion (or all) of any gain will be taxed at ordinary income rates at the time of the disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount realized upon disposition) over the option price, and SMSC will be entitled to a deduction in the same amount.

    If an optionee uses previously acquired shares of common stock to pay the exercise price of an option, the optionee will not ordinarily recognize any taxable income to the extent that the number of new shares of common stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. If a greater number of shares of common stock is received upon exercise than the number of shares surrendered in payment of the option price, if an ISO is being exercised, such excess shares will have a zero basis in the hands of the optionee; if an option other than an ISO is being exercised, the optionee will be required to include in gross income (and SMSC will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares, and the excess shares will have a basis equal to the fair market value of such shares on the exercise date.

    Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of an ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISOs, then such transfer will be treated as a premature disposition. Accordingly, with respect to the shares so transferred, an optionee will recognize ordinary income under the rules governing a premature disposition discussed earlier in this section. Nonetheless, the shares acquired upon exercise can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2000 STOCK OPTION PLAN.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    Subject to ratification by the stockholders, the board of directors has selected Arthur Andersen LLP as independent public accountants for SMSC for the fiscal year ending February 28, 2001. Arthur Andersen was the independent public accountant for SMSC for its fiscal year ended February 29, 2000. A representative of Arthur Andersen is expected to be present at the annual meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

    If the selection of Arthur Andersen is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the board of directors, the board of directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

                               VOTING PROCEDURES

    Every stockholder of SMSC is entitled to cast, in person or by proxy, one vote for each share of SMSC common stock held at the close of business on May 24, 2000, the record date for the annual meeting. At that date, SMSC had outstanding 15,838,967 shares. The proxy hereby solicited is revocable at any time prior to its exercise and may be revoked in any manner permitted by law.

    The election of directors is decided by a plurality of the votes cast. A majority of the votes cast is required to approve each other matter to be acted on at the meeting. Abstentions and broker non-votes have no effect on the proposals being acted upon.

    The proxies named in the enclosed form of proxy or their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified on the form of proxy, the shares will be voted in accordance with the specification so made.

                                    GENERAL

    The cost of preparing, assembling and mailing the proxy statement and related material will be borne by SMSC. In addition to soliciting proxies by mail, SMSC may make requests for proxies by telephone, facsimile transmission or messenger or by personal solicitation by officers, directors, or employees of SMSC, at nominal cost to SMSC, or by any one or more of the foregoing means. Georgeson & Company has been retained by SMSC to assist in the solicitation of proxies, for fees anticipated to aggregate approximately $4,500, plus reasonable out-of-pocket expenses. SMSC will reimburse brokerage firms and other nominees in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to beneficial owners of SMSC common stock.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

    Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by SMSC by February 1, 2001 and should be sent to the Vice President and Controller, Standard Microsystems Corporation, 80 Arkay Drive, P.O. Box 18047, Hauppauge, New York 11788. The persons named on the form of proxy to be sent in connection with the solicitation of proxies on behalf of SMSC's board of directors for the next annual meeting will vote in their own discretion on any matter as to which SMSC shall not have received notice by April 25, 2001.

                                          By order of the Board of Directors,

                                          /s/ David C. Fischer
Dated: June 6, 2000

                                          DAVID C. FISCHER
                                          SECRETARY

   YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. PLEASE VOTE BY
                            INTERNET OR MAIL TODAY.

                                                                       EXHIBIT A

                             2000 STOCK OPTION PLAN
                                       OF
                       STANDARD MICROSYSTEMS CORPORATION

1. PURPOSE OF THE PLAN

    The purpose of this Plan is to provide a method whereby present and future officers and key employees of, and individuals, excluding non-employee directors, who are consultants to, Standard Microsystems Corporation, a Delaware corporation (the "Company"), who are responsible for the management, growth and promotion of the business and who are making and can continue to make substantial contributions to the success of the business, may be encouraged to acquire capital stock ownership in the Company, thus increasing their proprietary interest in the business, providing them with greater incentive, encouraging their continuance in the service of the Company and promoting the interests of the Company and all its stockholders. Accordingly, the Company will, from time to time, on or before April 2, 2010, grant to such employees and consultants as may be selected in the manner hereinafter provided, options to purchase shares of Common Stock, $.10 par value, of the Company ("Common Stock") subject to the conditions hereinafter provided.

2. ADMINISTRATION OF THE PLAN

    (a) This Plan will be administered by a Stock Option Committee (the "Committee") consisting of not fewer than two directors of the Company, who shall be appointed and serve at the pleasure of the Board of Directors (the "Board"). All members of the Committee shall be both "Non-Employee Directors" within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder. The Committee shall have and may exercise all of the powers of the Board under the Plan, other than the power to appoint a director to committee membership. A majority of the Committee shall constitute a quorum, and acts of the majority of members present at any meeting at which a quorum is present shall be deemed the acts of the Committee. The Committee may also act by instrument signed by all members of the Committee.

    (b) The Committee shall have plenary authority in its discretion, subject to and consistent with the express provisions of the Plan, to direct the grants of options; to determine the numbers of shares and purchase price of the Common Stock covered by each option, the individuals to whom and the time or times at which, options shall be granted and may be exercised; to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16(b) of the Exchange Act; to determine the terms and provisions of, and to cause the Company to enter into, agreements with optionees in connection with options granted under the Plan ("Agreements"), which Agreements may vary from one another, as the Committee shall deem appropriate; to amend any such Agreement from time to time, with the consent of the optionee; and to make all other determinations the Committee may deem necessary or advisable for the administration of the Plan.

    (c) Each option granted under this Plan shall be deemed to have been granted when the determination of the Committee with respect to such option is made. Once an option has been granted, all conditions and requirements of this Plan with respect to such option shall be deemed to be conditions upon the exercise of the option but not upon the grant thereof.

    (d) Every action, decision, interpretation or determination by the Committee or the Board with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding or claiming any right or interest pursuant to any option granted under this Plan.

3. STOCK SUBJECT TO THIS PLAN

    (a) The shares to be issued upon exercise of options granted under this Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock for which options may be granted under this Plan shall not exceed 1,000,000. The maximum number of shares that may be subject to options granted to any one individual within one fiscal year shall be 80,000. Such aggregate numbers shall be subject to adjustment as provided in paragraph 12. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall (unless this Plan shall have been terminated) become available for option to other individuals.

    (b) In the discretion of the Board, but subject to the provisions of the Plan and Section 422 of the Code, options granted to employees may, at the time of grant, be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Sections 421 and 422 of the Code. The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company), may not exceed $100,000.

4. ELIGIBILITY OF OPTIONEES

    (a) Options may be granted only to salaried employees (including officers) of, and individuals who are consultants to, the Company. In its determination of any individual to whom an option shall be granted and the number of shares to be covered by such option, the Committee shall take into account the duties of the individual, the present and potential contributions of the individual to the success of the Company, the number of years of service remaining before the anticipated retirement of the individual, and other factors deemed relevant by the Committee in connection with accomplishing the purpose of this Plan.

    (b) An individual who has been granted an option under this Plan or otherwise may, if the Committee shall so determine, be granted one or more additional options.

5. OPTION PRICE

    (a) The purchase price per share of Common Stock under each option shall be established by the Committee, but shall not be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date such option is granted.

    (b) In the case of an individual who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date such ISO is granted.

6. NONTRANSFERABILITY OF OPTION

    No option granted under this Plan shall be transferable by the grantee, either voluntarily or by operation of law, otherwise than by last will and testament or by laws of descent and distribution, and such option shall be exercised during the lifetime of the grantee, only by the grantee, or by his or her guardian or legal representative.

7. EXERCISE OF OPTION

    (a) Each option granted under this Plan shall by its terms expire not later than ten years from the date on which it was granted.

    (b) Unless the Committee shall fix a different schedule at the time a particular option is granted, each option granted under this Plan shall become exercisable, to the extent of one-quarter of the aggregate number of shares optioned thereby, one year after the date of grant and, cumulatively, to the extent of an additional one-quarter, at the expiration of each year thereafter, so that, four years after the date of grant, each option shall be fully exercisable, subject to the provisions set forth elsewhere in the Plan. Notwithstanding the foregoing, the Committee may declare any outstanding option immediately and fully exercisable (but in no event prior to the first anniversary of the date of grant).

    (c) A person electing to exercise an option shall give written notice to the Company of such election and of the number of shares he or she has elected to purchase; provided that no option may be exercised as to fewer than 100 shares unless it is then exercised as to all of the shares then purchasable thereunder. Such notice shall be accompanied by payment to the Company of the full purchase price in cash; provided that, unless otherwise determined by the Committee, the purchase price may be paid in whole or in part, by surrender or delivery to the Company of Common Stock of the Company having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, an employee shall, upon notification of the amount due and prior to or concurrently with delivery to the employee of a certificate representing such shares, pay, in cash, any amount necessary to satisfy federal, state and local tax requirements.

    (d) No person shall have the rights of a stockholder with respect to shares covered by an option until such person becomes the holder of record of such shares.

    (e) Except as provided in paragraph 8 or paragraph 9, no option granted to an employee may be exercised, unless, at the time of exercise, the optionee is an employee of the Company. Options granted under the Plan to an employee shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Company.

    (f) Notwithstanding any other provision of this Plan, the Company shall not be required to issue or deliver any share of stock upon the exercise of an option prior to (a) the admission of such share to listing on any stock exchange or automated quotation system on which the Company's Common Stock may then be listed and (b) the completion of such registration or other qualification of such share under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.

8. TERMINATION OF RELATIONSHIP TO THE COMPANY

    (a) In the case of an option granted to an employee of the Company, if the optionee shall cease to be an employee of the Company, other than by reason of death or permanent and total disability, any option held by such optionee may be exercised (to the extent that the optionee was entitled to exercise such option at the termination of such employment) at any time within three months after such termination, but not later than the expiration date of such option; provided, however, that any option held by an employee whose employment shall be terminated by the Company for cause shall, to the extent not theretofore exercised, forthwith terminate.

    (b) Notwithstanding the provisions of paragraph 7 specifying the installments in which an option shall be exercisable, in the case of an option granted to an employee of the Company, upon an optionee's actual retirement at age 65 or thereafter, the option shall be exercisable (within the time periods set forth in paragraph 8(a)) as to all shares of Common Stock remaining subject to the option.

    (c) Any Agreement may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates for purposes of the Plan (which provisions may allow periods of consultancy to be treated as periods of employment) and the effect of leaves of absence, which provisions may vary from one another.

    (d) In the case of an option granted to an individual who is a consultant to, and not an employee of the Company, the option agreement shall specify the impact, if any, which a termination of the optionee's consultancy relationship with the Company shall have on the exercisability of the option.

    (e) Nothing in the Plan or in any Agreement shall confer upon any employee or consultant any right to continue in the employ or consultancy of the Company or affect the right of the Company to terminate such employment or consultancy relationship at any time for any reason, or for no reason.

9. DEATH OR DISABILITY OF OPTIONEE

    Notwithstanding the provisions of paragraph 7 specifying installments in which an option shall be exercisable, if an optionee shall die or become permanently and totally disabled within the meaning of Section 22(e)(3) of the Code, while he or she is employed by the Company or within three months after the termination of his or her employment (other than termination by the Company for cause or voluntarily on the part of the optionee and without the consent of the Company), such option may be exercised, as to all shares of Common Stock remaining subject to the option, within the later to occur of (a) three months after the termination of the optionee's employment or (b) thirty days after the appointment of a legal representative or guardian, but in no case more than one year after termination of employment and in no case after the original expiration date of the option.

10. AMENDMENTS TO THE PLAN

    The Board may at any time terminate or from time to time modify, amend or suspend this Plan, including any amendment for the purpose of complying with or securing the benefit of any change in the Exchange Act or the Code or any regulation adopted under either; provided that no such modification without the approval of stockholders shall increase the aggregate number of shares reserved for issuance upon the exercise of options, permit the granting of options at an option price less than 100% of the fair market value of the Common Stock at the date of the grant, reduce the price of outstanding options (except pursuant to paragraph 12), extend the period during which options may be exercised or granted, or otherwise materially increase the benefits accruing to optionees under this Plan or materially modify the requirements as to eligibility of optionees under this Plan, except that any increase, reduction or change that may result from any adjustment authorized by paragraph 12 or any modification based on any revision to the Code or any regulation promulgated thereunder (to the extent permitted by the Code or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the Plan may, without the consent of the individual to whom an option shall theretofore have been granted, adversely affect the rights of such individual under such option.

11. GRANTING OF OPTIONS

    (a) The grant of any option pursuant to the Plan shall be entirely in the discretion of the Committee, and nothing in the Plan shall be construed to confer on any officer, employee or consultant any right to receive any option under the Plan.

    (b) The grant of an option pursuant to the Plan shall not constitute an agreement or an understanding, express or implied, to employ the optionee for any specified period.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    (a) The Board may at any time make such provision as it shall consider appropriate for the adjustment of the number and class of shares covered by each option, the exercise price and the number of shares as to which such option shall be exercisable, in the event of changes in the outstanding Common

Stock of the Company by reason of any stock dividend, split-up, reorganization, liquidation, and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares as to which options may be granted under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7 with respect to the minimum number of shares that must be purchased upon any exercise.

    (b) In the event (i) of a dissolution, liquidation, merger or consolidation of the Company or (ii) of a sale of all or substantially all of the assets of the Company or the sale of substantially all of the assets or stock of a subsidiary of which the optionee is then an employee, or (iii) a change in control (as hereinafter defined) of the Company has occurred or is about to occur, then, the Board may determine that each option under the Plan, if such event shall occur with respect to the Company, or each option granted to an employee or consultant of such subsidiary, shall become immediately and fully exercisable.

13. EFFECTIVE DATE OF THE PLAN

    Options may be granted under the Plan, subject to its authorization and adoption by the stockholders of the Company, at any time or from time to time after its adoption by the Board, but no option shall be exercised under this Plan until this Plan shall have been authorized and adopted at a meeting of stockholders of the Company. If so adopted by stockholders, this Plan shall become effective as of April 3, 2000, the date of its adoption by the Board of Directors.

14. SEVERABILITY

    In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

15. EFFECT ON PRIOR OPTION PLANS

    The adoption of the 2000 Plan shall have no effect on outstanding options granted by the Company under any other option plan.

16. CERTAIN DEFINITIONS

    (a) The terms "parent" and "subsidiary" shall have the meanings respectively, of "parent corporation" and "subsidiary corporation" as set forth in Sections 424(e) and (f) of the Code, respectively.

    (b) The term "fair market value" of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the closing price (or the average of the latest bid and asked prices) of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board or the Committee) for the over-the-counter market or any national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Board or the Committee shall determine such stock price quotation is not representative of fair market value, the Board or the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

    (c) The term "termination of employment for cause" or words to like effect shall mean termination by the Company of the employment of the optionee by reason of the optionee's (i) willful refusal to perform his or her obligations to the Company, (ii) willful misconduct, contrary to the interests of the

Company, or (iii) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise. In the event of any dispute whether a termination for cause has occurred, the Board may by resolution resolve such dispute and such resolution shall be final and conclusive on all parties.

    (d) The term "Company" shall include any parent or subsidiary of the Company.

    (e) The term "change in control" shall mean an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Schedule 14A or Schedule 14C promulgated under the Exchange Act. The determination whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the Non-Employee Directors who shall have constituted the Board immediately prior to the occurrence of the event or series of events constituting such change in control.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                        STANDARD MICROSYSTEMS CORPORATION


                                  JULY 18, 2000





                                  To Vote By Mail, Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------
A  /X/ PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


                    FOR                WITHHOLD
               ALL NOMINEES            AUTHORITY          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
            (except as marked to    to vote for all
               the contrary)        nominees listed
                                                                                                         FOR     ABSTAIN     AGAINST
1. ELECTION                                                   2. ADOPTION AND APPROVAL OF THE 2000
   OF             /  /                   /  /                    STOCK OPTION PLAN.                      /  /      /  /       /  /
   DIRECTORS

NOMINEES:  Robert M. Brill, James J. Boyle                    3. SELECTION OF ARTHUR ANDERSEN LLP
INSTRUCTION: To withhold authority to vote for any               AS INDEPENDENT PUBLIC ACCOUNTANTS.      /  /      /  /       /  /
individual nominee, write that nominee's name in the
space provided below.

____________________________________________________
                                                              This proxy is solicited on behalf of the Board of Directors.
                                                              Unless otherwise properly marked, this proxy will be voted FOR
                                                              Proposals 1, 2 and 3, as recommended by the Board of Directors.

                                                              PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY.




Signature_______________________________________________Signature______________________________________________date___________, 2000
NOTE: (Please sign exactly as your name appears hereon. If the named holder is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.)
------------------------------------------------------------------------------------------------------------------------------------


                        STANDARD MICROSYSTEMS CORPORATION

             PROXY - ANNUAL MEETING OF STOCKHOLDERS - JULY 18, 2000

         STEVEN J. BILODEAU and GEORGE W. HOUSEWEART, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of Standard Microsystems Corporation that the undersigned would be entitled, if personally present, to vote at the 2000 annual meeting of stockholders, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side hereof and in the notice of annual meeting.

         PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE, AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


              (CONTINUED AND TO BE DATED AND SIGNED ON OTHER SIDE)

                        STANDARD MICROSYSTEMS CORPORATION

                                 JULY 18, 2000

                            PROXY VOTING INSTRUCTIONS


     Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Standard Microsystems Corporation encourages you to use this cost-effective and convenient way to vote.

     TO VOTE BY MAIL
     Please date, sign and mail your proxy card in the envelope provided as soon as possible.

     TO VOTE BY INTERNET
     Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


     YOUR CONTROL NUMBER IS                          |                       |




                                  To Vote By Mail, Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------
A  /X/ PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


                    FOR                WITHHOLD
               ALL NOMINEES            AUTHORITY          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
            (except as marked to    to vote for all
               the contrary)        nominees listed
                                                                                                         FOR     ABSTAIN     AGAINST
1. ELECTION                                                   2. ADOPTION AND APPROVAL OF THE 2000
   OF             /  /                   /  /                    STOCK OPTION PLAN.                      /  /      /  /       /  /
   DIRECTORS

NOMINEES:  Robert M. Brill, James J. Boyle                    3. SELECTION OF ARTHUR ANDERSEN LLP
INSTRUCTION: To withhold authority to vote for any               AS INDEPENDENT PUBLIC ACCOUNTANTS.      /  /      /  /       /  /
individual nominee, write that nominee's name in the
space provided below.

____________________________________________________
                                                              This proxy is solicited on behalf of the Board of Directors.
                                                              Unless otherwise properly marked, this proxy will be voted FOR
                                                              Proposals 1, 2 and 3, as recommended by the Board of Directors.

                                                              PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY.




Signature_______________________________________________Signature______________________________________________date___________, 2000
NOTE: (Please sign exactly as your name appears hereon. If the named holder is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.)
------------------------------------------------------------------------------------------------------------------------------------
